Exhibit 99.2

Pro Forma Consolidated Balance Sheet

December 31, 2013

(Unaudited)

(In thousands, except share and per share data)

	Pro Forma Physicians Realty Trust Prior to Acquisition	Atlanta Property		Pro Forma Reflecting Acquisition
ASSETS
Real estate investments
Income producing property	$192,959	$26,520	(1)	$219,479
Tenant improvements	5,458	—		5,458
Property under development	225	—		225
Land	26,088	6,013	(1)	32,101
	224,730	32,533		257,263
Accumulated depreciation	(20,299)	—		(20,299)
Real estate investments, net	204,431	32,533		236,964
Cash and cash equivalents	56,478	—		56,478
Tenant receivables, net	837	—		837
Deferred costs, net	2,105	—		2,105
Lease intangibles, net	23,108	4,272	(1)	27,380
Other assets	5,901	—		5,901
Total Assets	$292,860	$36,805		$329,665
LIABILITES AND EQUITY
Accounts Payable	$836	$—		$836
Dividends payable	5,681	—		5,681
Accrued expenses and other liabilities	2,288	—		2,288
Derivative liabilities	397	—		397
Debt	42,821	40,005	(2)	82,826
Total Liabilities	52,023	40,005		92,028
Shareholders equity	212,295	(3,200	)(3)	209,095
Noncontrolling interest	28,542	—		28,542
Total Equity	240,837	(3,200)		237,637
Total Liabilities and Equity	$292,860	$36,805		$329,665

See Notes to Unaudited Pro Forma Consolidated Balance Sheet.

Notes to Unaudited Pro Forma Consolidated and Combined Balance Sheet

The unaudited Pro Forma Consolidated Balance Sheet of Physicians Realty Trust (the “Company”) as of December 31, 2013 reflects the acquisition of the medical office building, located in Atlanta, Georgia (the “Atlanta Property”) as if the purchase had occurred on December 31, 2013. The pro forma consolidated balance sheet of the Company prior to the acquisition of the Atlanta Property has been derived from the audited consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 21, 2014.

Notes and Management Assumptions

(1)         The acquisition of the Atlanta Property was accounted for using preliminary estimates of the fair value of the tangible and intangible assets acquired and liabilities assumed in connection with the acquisition and are therefore subject to change. The fair value of the real estate acquired was determined on an “as if vacant” basis and the cost of the property was allocated between income producing property and in-place leases.

(2)         Represents adjustment to reflect borrowings under the Company’s senior secured revolving credit facility to acquire the Atlanta Property.

(3)         Represents acquisition costs incurred and paid upon closing of the transaction.

Pro Forma Consolidated and Combined Statement of Operations
For the Year Ended December 31, 2013

(Unaudited)

(In thousands, except share and per share data)

	Pro Forma Physicians Realty Trust Prior to Acquisition	Atlanta Property		Pro Forma Reflecting Acquisition
Revenues:
Rental revenues	$13,565	$3,355	(1)	$16,920
Expenses recoveries	3,234	573	(2)	3,807
Interest income on real estate loans and other	—	1,105		1,105
Total revenues	16,799	5,033		21,832
Expenses:
Management fee	475	—		475
General and administrative	3,214	—		3,214
Operations expenses	4,650	2,169	(2)	6,819
Depreciation and amortization	5,107	1,908	(3)	7,015
Loss on sale of development property	2	—		2
Acquisition costs	1,938	—		1,938
Total expenses	15,386	4,077		19,463
Operating income	1,413	956		2,369
Interest expense, net	4,295	1,120	(4)	5,415
Change in fair value of derivatives, net	(246)	—		(246)
Combined net loss	(2,636)	(164)		(2,800)
Less: Net loss attributable to Predessor	576	—		576
Less: Net loss attributable to noncontrolling Interests	399	24	(5)	423
Net (loss)/income attributable to shareholders	$(1,661)	$(140)		$(1,801)
Net loss per share
Basic and diluted	$(0.13)			$(0.14)

Weighted average common shares:
Basic and diluted	12,883,917			12,883917

See Notes to Unaudited Pro Forma Consolidated and Combined Statement of Operations.

Basis of Presentation

The unaudited Pro Forma Consolidated and Combined Statements of Operations of Physicians Realty Trust (“the Company”) for the year ended December 31, 2013, reflect the acquisition of the medical office building, located in Atlanta, Georgia (the “Atlanta Property”) as if the purchase had occurred on January 1, 2013.  The pro forma consolidated and combined statement of operations of the Company, prior to the acquisition of the Atlanta Property for the year ended December 31, 2013 has been derived from the audited consolidated and combined statement of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 21, 2014.

Notes and Management Assumptions

(1)         Reflects the effect of straight line rental revenue of the Atlanta Property.

(2)         Reflects operating expenses incurred by lessor and reimbursed by the tenants.

(3)         Reflects depreciation expense over a 25 year period based on the fair value allocated to the income producing property and amortization of the intangible asset relating to the acquired in-place leases over the remaining life of the leases.

(4)         Represents interest expense on borrowings under the Company’s senior secured revolving credit facility used to fund the purchase price for the Atlanta Property.

(5)         Represents an adjustment to deduct noncontrolling interest income from net loss to arrive at net loss available to common shareholders.